Exhibit 99.1
China Logistics Group Reports Financial Results for the First Quarter of 2010

SHANGHAI, CHINA--—June 3, 2010 -- China Logistics Group, Inc. (OTCBB: CHLO), an international freight forwarder and logistics management company, announced today its financial results for the first quarter of 2010.

Financial Highlights

-1st quarter 2010 revenue increases to $5.4 million, up 69% from $3.2 Million in the 1st quarter of 2009
-1st quarter 2010 Non-GAAP Net Income of $207,000 versus loss of ($409,000) in 1st quarter of 2009
-1st quarter 2010 Non-GAAP basic EPS of $0.01 versus ($0.01) in 1st quarter of 2009
-1st quarter 2010 GAAP net loss of ($28,000) after inclusion of a non-cash charge of ($232,000) for the increase in derivative liability
-1st quarter 2010 GAAP basic EPS of $0.00 versus $0.09 in first quarter of 2009

First Quarter 2010 Financial Results

Net revenues for the first quarter of 2010 were $5.4 million, an increase of 69% compared to the $3.2 million recorded in the first quarter of 2009.  The increase in revenue is largely attributable to a stronger overall business environment in 2010 as compared to 2009.

Cost of goods sold for the first quarter of 2010 were $5.0 million, as compared to $3.3 million in the first quarter of 2009.   Gross profit margin was 7.4% in the first quarter of 2010 as compared to (3.0%) in the first quarter of 2009.  The increase in margin in the first quarter of 2010 was mainly due to increased shipping activity in an overall improving economic environment.  Operating expenses for the first quarter of 2010 were $209,000, as compared to $320,000 in the first quarter of 2009. The Company’s operating expenses are comprised of selling expenses and general and administrative expenses.

On a non-GAAP basis, net income for the first quarter of 2010 was $207,000 as compared to a non-GAAP loss of ($409,000) in the first quarter of 2009.  This resulted in non-GAAP basic EPS of $0.01 as compared to non-GAAP basic EPS of ($0.01) in the first quarter of 2009 after deducting all non-cash items including $232,000 related to the increase in the fair market value of outstanding warrants treated as derivative liabilities.  On a GAAP basis the Company recorded a net loss of ($28,000) as compared to net income of $3.0 million in the first quarter of 2009 (inclusive of a gain of $3.4 million from the reduction in fair market value of the same warrants).  This resulted in GAAP basic EPS of $0.00 as compared to basic GAAP EPS of $0.09 in the first quarter of 2009.

At March 31, 2010 the Company had cash of $1.5 million as compared to $1.7 million at December 31, 2009.

Commenting on China Logistics Group financial performance, Wei Chen, its CEO and Chairman stated, “We are pleased with our performance in the first quarter.  We increased sales over 69% from the same period in 2009 and were operationally profitable for the first quarter of 2010.  Our efforts to cut costs reduced operating expenses as a percentage of revenue and our business climate has significantly improved creating positive momentum for our business as we move into the remainder of 2010.  We believe our business will continue to improve as the demand for logistic services in and out of China continues to grow and we intend to work diligently on behalf of our company and its shareholders.”

About China Logistics Group, Inc.

China Logistics Group, Inc. is a U.S. company doing business in China through its 51% ownership in its subsidiary Shandong Jiajia International Freight & Forwarding Co., Ltd. (“Shandong Jiajia”). Established in 1999; Shandong Jiajia is an international freight forwarder and logistics manager located in China. Shandong Jiajia acts as an agent for international freight and shipping companies. It sells cargo space and arranges land, maritime, and air international transportation for clients seeking primarily to export goods from China.

Since its formation in 1999, Shandong Jiajia has offered its clients a comprehensive service package which includes receipt of goods, warehousing, transporting shipments, consolidation of freight, customs declaration, inspection declaration, multimodal transport, and combined large-scale logistics.

The Company has established relationships with both domestic and international transportation service providers. Shandong Jiajia has been an agent of world known shipping companies including NYK (Nippon Yusen Kaisha), P&O (Nedlloyd), and RCL (Regional Container Lines). Shandong JiaJia has branch offices in major seaport cities in China including Shanghai, Qingdao, Xiamen, and Lianyungang

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended March 31,
	2010	2009
		(Restated)
Sales	$5,424,157	$3,198,572
Cost of sales	5,013,525	3,289,589
Gross profit	410,632	(91,017)

Operating expenses:
Selling, general and administrative	198,879	316,408
Depreciation and amortization	2,898	2,351
Bad debt expense	-	1,244
Total operating expenses	201,778	320,003
Income (loss) from operations	208,855	(411,020)

Other income (expenses):
Other income	1,275
Change in fair value of derivative liability	(232,186)	3,388,993
Interest (expense) income	(1,029)	1,021
Total other (expenses) income	(231,940)	3,390,014

(Loss) income before income taxes	(23,085)	2,978,994
Foreign taxes	5,193	1,826
Net (loss) income	(28,278)	2,977,168
Less: Net income (loss) attributable to the noncontrolling interest	106,818	(144,579)
Net (loss) income attributable to China Logistics Group, Inc.	(135,096)	3,121,747

Other comprehensive income (loss):
Foreign currency translation adjustments	4,101	45,968
Comprehensive (loss) income	$(130,995)	$3,032,479

Earnings (loss) per common share:
Basic	$(0.00)	$0.09
Diluted	$(0.00)	$0.08

Weighted average number of shares outstanding:
Basic	34,508,203	34,508,203
Diluted	34,508,203	39,008,203

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash	$1,455,436	$1,720,838
Accounts receivable, net	2,797,725	2,923,990
Other receivables	1,255,835	1,100,662
Advance to vendors	219,760	146,062
Due from related parties	343,358	447,032
Total current assets	6,072,114	6,338,584

Property and equipment, net	26,046	39,748
Total assets	$6,098,160	$6,378,332

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable - trade	1,965,606	2,733,820
Accrued registration rights penalty	1,597,000	1,597,000
Other accruals and current liabilities	848,375	535,576
Advances from customers	892,974	475,358
Due to related parties	360,815	814,226
Foreign tax payable	17,912	18,784
Total current liabilities	5,682,682	6,174,764

Derivative Liability	2,767,691	2,535,505
Total liabilities	8,450,373	8,710,269

Deficit:
China Logistics Group, Inc. shareholders' equity
Preferred stock - $0.001 par value, 10,000,000 shares authorized Series B convertible preferred stock - 450,000 issued and outstanding at March 31, 2010 and December 31, 2009	450	450
Common stock, $.001 par value, 500,000,000 shares authorized; 34,508,203 shares issued and outstanding at March 31, 2010 and December 31, 2009	34,508	34,508
Additional paid-in capital	17,057,203	17,057,203
Accumulated deficit	(19,676,799)	(19,541,703)
Accumulated other comprehensive loss	(174,407)	(178,505)
Total China Logistics Group, Inc. shareholders' equity (deficit)	(2,759,045)	(2,628,047)
Noncontrolling interest	406,832	296,110
Total deficit	(2,351,213)	(2,331,937)
Total liabilities and deficit	$6,098,160	$6,378,332

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles the calculation of net income per share on a basic and fully diluted basis from the amounts reported in accordance with generally accepted accounting principles ("GAAP") to such amounts before giving effect to the following non-cash items: depreciation and amortization and gain or loss due to the change in fair value of derivative liability. This disclosure is being provided as we believe it is meaningful to our investors and other interested parties to understand our operating performance on a consistent basis without regard to the impact of expenses linked to market fluctuations. The presentation of the non-GAAP information titled "Non-GAAP net income”, "Non-GAAP net loss”, “Non-GAAP basic EPS” and “Non-GAAP diluted EPS” is not meant to be considered in isolation or as a substitute for net income or diluted income per share prepared in accordance with GAAP.

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
	Unaudited	Unaudited
		Restated
GAAP net income	$(28,278)	$2,977,168
Depreciation and Amortization expense	2,898	2,351
Change in fair value of derivative liability	232,186	(3,388,993)
Non-GAAP net income	206,806	(409,474)
Weighted Average Common Shares Outstanding - basic and diluted	34,508,203	34,508,203
GAAP Earnings applicable to common stockholders	$(28,278)	$2,977,168
GAAP Basic EPS	(0.00)	0.09
GAAP Diluted EPS	(0.00)	0.09
Non-GAAP Earnings applicable to common stockholders	206,806	(409,474)
Non-GAAP Basic EPS	0.01	(0.01)
Non-GAAP Diluted EPS	$0.01	$(0.01)
Shares used in basic net income per-share calculation - GAAP	34,508,203	34,508,203
Shares used in basic net income per-share calculation - Non-GAAP	34,508,203	34,508,203
Shares used in diluted net income per-share calculation - GAAP	34,508,203	34,508,203
Shares used in diluted net income per-share calculation - Non-GAAP	34,508,203	34,508,203

Safe Harbor Statement

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Armco Metals, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, net income and earnings. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	our ability to continue as a going concern;
•	risks from Securities and Exchange Commission litigation;
•	the loss of the services of any of our executive officers or the loss of services of any of our key persons responsible for the management, sales, marketing and operations efforts of our subsidiaries;
•	continuing material weaknesses in our disclosure controls and procedures and internal control over financial reporting which may lead to additional restatements of our financial statements;
•	our dependence upon advisory services provided by a U.S. company due to our management’s location in the PRC;
•	Our reliance on overseas cargo agents to provide services to us and to our customers;
•	Significant credit risks in the operation of our business;
•	Difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws;
•	Fluctuation in the value of the renminbi (rmb);
•	Substantially all of our assets and all of our operations are located in the PRC and are subject to changes resulting from the political and economic policies of the Chinese government;
•	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities;
•	A slowdown in the Chinese economy or an increase in its inflation rate;
•	Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem;
•	Restrictions on currency exchange;
•	Chinese laws and regulations governing our business operations are sometimes vague and uncertain and the effects of any changes in such laws and regulations;
•	Our ability to enforce our rights due to policies regarding the regulation of foreign investments in the PRC;
•	The dilutive effects of an exercise of our outstanding warrants and the possible conversion of our Series B Convertible Preferred stock;
•
Our lack of various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters;

•	The impact of “penny stock” status and lack of liquidity of our stock which currently trades and is quoted on the OTC bulletin board; and
•	The impact of the cashless exercise provisions of our outstanding warrants.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2009.

Contact:

China Logistics Group, Inc.
Lillian Wong
Investor Relations
954-363-7333
ir@chinalogisticsinc.com